                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                              A. T. Cross Company
                (Name of Registrant as Specified In Its Charter)

      (Name of Person(s) Filing Proxy Statement if other than Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

                           [A.T. Cross Company Logo]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 27, 2000

TO THE STOCKHOLDERS OF A.T. CROSS COMPANY:

     Notice is hereby given that the annual meeting of stockholders of A.T. Cross Company (the "Company") will be held on Thursday, April 27, 2000 at 10:00 a.m. at the offices of the Company, One Albion Road, Lincoln, Rhode Island 02865, for the following purposes:

     1. Fixing the number of directors at nine, of which three shall be Class A directors and six shall be Class B directors (by holders of Class A and Class B common stock voting together as a single class).

     2. Electing three Class A directors (by holders of Class A common stock only) and six Class B directors (by holders of Class B common stock only) to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified.

     3. Appointing independent public accountants to audit the Company's books and accounts for the year ending December 30, 2000 (by holders of Class B common stock only).

     4. Approving the amendment to the Omnibus Incentive Plan (by holders of Class A and Class B common stock voting together as a single class).

     5. Transacting such other and further business as may properly come before said meeting upon which the holders of Class A common stock or Class B common stock, respectively, are entitled to vote.

     The stock transfer books will not be closed. The close of business on March 3, 2000 has been fixed as the record date for determining stockholders entitled to vote at the annual meeting or any adjournments or postponements thereof, and only holders of record of Class A common stock or Class B common stock as of that time are entitled to receive notice of and to vote at said meeting or any adjournments or postponements thereof.

                                            By order of the Board of Directors

                                            /s/ Tina C. Benik
                                            Tina C. Benik
                                            Vice President, Legal and
                                            Corporate Secretary

March 23, 2000

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THE PROXY WILL NOT BE USED.

                               [A.T. CROSS LOGO]

                                ONE ALBION ROAD
                          LINCOLN, RHODE ISLAND 02865

                                PROXY STATEMENT
                        FOR ANNUAL STOCKHOLDERS' MEETING
                                 APRIL 27, 2000

          This statement is furnished in connection with the accompanying proxy which is solicited by the Board of Directors of A.T. Cross Company (the "Company") from holders of Class A common stock of the Company for use at the annual meeting to be held April 27, 2000. Any stockholder giving a proxy may revoke the same prior to its exercise by filing a later proxy with the Company, by attending the meeting and voting in person, or by giving notice in writing or in person to the Corporate Secretary. If not revoked, the persons named in the accompanying proxy will vote such proxy in the manner specified therein and, in the discretion of the persons named, for or against any matter upon which holders of Class A common stock are entitled to vote which properly comes before the meeting and which has been omitted from the proxy and proxy statement. The cost of solicitation of proxies, including the cost of reimbursing brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy statements to their principals, will be borne by the Company. Solicitation may be made in person or by telephone or telegraph by officers or regular employees of the Company, who will not receive additional compensation. In addition, the Company has retained Georgeson & Co., New York, N.Y., to aid in the solicitation of proxies. The charges of such firm, estimated at $5,500, plus expenses, will be paid by the Company. This proxy statement and the enclosed form of proxy are expected to be sent to stockholders on or about March 23, 2000.

          A copy of the Company's annual report for the year 1999 containing financial statements for the year ended January 1, 2000 is also enclosed, but is not to be considered a part of the proxy soliciting material.

          As of March 3, 2000 the Company had outstanding 15,260,036 shares of Class A common stock and 1,804,800 shares of Class B common stock. Only stockholders of record at the close of business on that date are entitled to vote at the annual meeting. Stockholders shall be entitled to one vote for each share held on the foregoing record date with respect to matters on which shares of that class are eligible to vote.

STOCKHOLDERS' PROPOSALS

          Any proposal of a stockholder intended to be presented at the next annual meeting of the Company, scheduled to be held April 26, 2001, must be received by the Company's Corporate Secretary not later than November 23, 2000 for inclusion in the proxy statement and form of proxy relating to that meeting. Any stockholder proposal intended to be presented at the next annual meeting of the Company without being included in the proxy statement and form of proxy relating to such meeting must be received by the Company's Corporate Secretary not later than February 7, 2001.

VOTING RIGHTS

          Holders of Class A common stock have the right to elect one-third of the number of directors from time to time fixed by the holders of Class A and Class B common stock voting together as a single class; provided, however, that if the total number of directors is not evenly divisible by three, then the holders of Class A common stock have the right to elect that number of directors which is the nearest whole number when the total number of directors is divided by three. Holders of Class B common stock have the right to elect the remaining directors. It is proposed that the number of directors for the ensuing year be fixed at nine (see "ELECTION OF DIRECTORS"), and if this proposal is adopted, holders of Class A common stock will have the right to elect three directors.

          In addition, holders of Class A and Class B common stock vote together as a single class:

          a) For the reservation in the future of shares to be issued pursuant to options granted or to be granted to directors, officers or employees; and

          b) With respect to the acquisition of assets or shares of any other company if:

               (1) An officer, director or holder of ten percent or more of either Class A or Class B common stock has an interest in the transaction;

               (2) The transaction would, in the reasonable judgment of the
                   Board of Directors, presently or potentially increase by nineteen and one-half percent or more the aggregate of the Class A or Class B common stock outstanding immediately prior to such transaction; or

               (3) The transaction would involve the issuance of any Class A or
                   Class B common stock and in the reasonable judgment of the Board of Directors the value of the consideration furnished by the Company is nineteen and one-half percent or more of the aggregate market value of all Class A and Class B common stock outstanding immediately prior to such transaction.

          If the consummation of any transaction described above would, with respect to either the Class A common stock or the Class B common stock, result in a change in the designations, preferences, limitations or relative rights of the shares of such class or have certain other effects as specified in the Company's articles, the holders of Class A and Class B common stock vote as separate classes on such transaction.

          Except as stated above or otherwise required by law, all voting power is vested in the holders of Class B common stock so long as any shares of Class B common stock are outstanding.

VOTING PROCEDURES

     The numbers of Class A and Class B directors will be fixed by vote of the holders of a majority of the Class A and Class B shares present at the annual meeting in person or represented by proxy, voting as a single class. The Class A directors will be elected in each case by vote of the holders of a majority of the Class A shares present or represented at the meeting, and the Class B directors will be similarly elected by the holders of a majority of the Class B shares.

     Shares represented by proxies which are marked "abstain" with respect to fixing the number of directors or approving the amendment to the Omnibus Incentive Plan, or "withheld" with respect to the election of any particular nominee for director, will be counted as shares present and entitled to vote, and accordingly any such marking of a proxy will have the same effect as a vote against the proposal to which it relates. The Board of Directors does not know of any matters which will be brought before the meeting other than those specifically set forth in the accompanying Notice of Annual Meeting. If any other matters are presented to the meeting, the persons named in the enclosed proxy have discretionary authority to vote and will vote all proxies with respect to such matters in accordance with their judgment.

     Under the rules of the American Stock Exchange, on which the Class A shares are listed, brokers who hold Class A shares in street name have the authority to vote such shares on certain items, including fixing the number of and electing directors, unless they have received instructions from the beneficial owners to the contrary, in which case the shares are to be voted or the votes relating thereto withheld, as directed by the beneficial owners. Such rules also provide that brokers may not vote shares held in street name on certain other matters without specific instructions from their customers. Shares subject to such "broker non-votes" will not be treated as shares entitled to vote on the matters to which they relate and will have no effect on the outcome of the voting on such matters. The approval of the amendment to the Omnibus Incentive Plan will be the subject of a "broker non-vote."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of March 3, 2000 certain information concerning the ownership of shares of Class A or Class B Common Stock of the Company by (i) each person or group known by the Company to beneficially own more than 5% of the outstanding Class A or Class B Common Stock, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table below, and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person named has sole investment and voting power with respect to the securities shown.

                                               NUMBER OF SHARES                    PERCENT OF CLASS
                                     -------------------------------------        ------------------
               NAME                   CLASS A                   CLASS B(1)        CLASS A    CLASS B
               ----                  ---------                  ----------        -------    -------
Bradford R. Boss                     1,861,178(2)(3)(4)(5)(6)   1,804,800(2)(3)    12.08%      100%
Russell A. Boss                      1,902,619(2)(3)(4)(5)(6)   1,804,800(2)(3)    12.32%      100%
Edwin G. Torrance                      490,229(2)(5)              902,400(2)        3.21%       50%
Noel M. Field                          605,000(3)(7)              902,400(3)        3.96%       50%
Dimensional Fund Advisors, Inc.(8)     945,500                         --            6.2%       --
Galal P. Doss                        3,910,700(9)                      --          25.63%       --
John E. Buckley                        281,998(5)(6)                   --           1.82%       --
Bernard V. Buonanno, Jr.                14,544(5)                      --              *        --
H. Frederick Krimendahl II              26,008(5)                      --              *        --
Terrence Murray                         32,838(5)(10)(11)              --              *        --
James C. Tappan                          9,107(5)                      --              *        --
David G. Whalen                         60,800(6)                      --              *        --
Robert J. Byrnes, Jr.                                                  --              *        --
John T. Ruggieri                        74,609(5)(6)                   --              *        --
Stephen A. Perreault                    48,419(5)(6)                   --              *        --
All directors and executive
  officers as a group (17
  persons)(12)                       6,875,940(13)              1,804,800          42.69%      100%

--------------------------------------------------------------------------------
 (1) The Class B Common Stock is convertible share for share into Class A Common Stock at any time at the option of the holder. If all of the Class B shares were converted into Class A shares, Mr. B. Boss, Mr. R. Boss, Mr. Torrance and Mr. Field would be the beneficial owners of 21.29%, 21.50%, 8.61% and 9.33%, respectively, of the outstanding Class A shares.
 (2) Mr. B. Boss, Mr. R. Boss and Mr. Torrance are co-trustees of the W. Russell Boss, Jr. Trust A. The co-trustees jointly exercise investment and voting powers with respect to the assets of the trust. The 480,000 shares of Class A Common Stock and 902, 400 shares of Class B Common Stock held by such trust are included in the amounts above for each of the co-trustees.
 (3) Mr. B. Boss, Mr. R. Boss and Mr. Field, Jr. are co-trustees of the W. Russell Boss, Jr. Trust B. The co-trustees jointly exercise investment and voting powers with respect to the assets of the trust. The 585,000 shares of Class A Common Stock and 902,400 shares of Class B Common Stock held by such trust are included in the amounts above for each of the co-trustees.
 (4) Mr. B. Boss, Mr. R. Boss and Fleet National Bank are co-trustees of the W. Russell Boss, Jr. Trust C. The co-trustees jointly exercise investment and voting powers with respect to the assets of the trust. The 492,000 shares of Class A Common Stock held by such trust are included in the amounts above for each of the co-trustees.
 (5) Includes the following Class A shares subject to options exercisable within 60 days: Mr. B. Boss -- 153,281; Mr. R. Boss -- 180,481; Mr. Buckley --
     238,348; Mr. Buonanno -- 11,044; Mr. Krimendahl -- 11,008; Mr. Murray --
     10,838; Mr. Tappan -- 6,107; Mr. Torrance -- 4,729; Mr. Perreault -- 30,499; and Mr. Ruggieri -- 56,931.
 (6) Includes the following restricted Class A shares as to which the holder has sole voting power but no investment power during the restricted period: Mr. Buckley -- 20,000; Mr. Perreault -- 17,500; Mr. Ruggieri -- 17,500; and Mr. Whalen -- 50,000.
 (7) Includes 20,000 shares held as executor of an estate.
 (8) Information based on its Schedule 13G on file with the SEC. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11(th) Floor, Santa Monica, California 90401.
 (9) According to his Schedule 13D on file with the SEC, Mr. Doss has sole and shared voting power as to 3,650,500 and 260,200 shares, respectively. His address is P.O. Box 45, Tenth of Ramadan, Egypt.
(10) Excludes shares held by FleetBoston Financial Corporation in various fiduciary capacities.
(11) Includes 5,000 shares held by Murray and Young Associates LLC.
(12) Includes nominees for director.
(13) Includes 845,213 shares subject to options exercisable within 60 days; 115,000 shares of restricted stock as to which there is sole voting power but no investment power during the restricted period; and 1,557,000 shares held under trusts as to which there is shared voting and investment power.
   * Less than 1%.

                                ELECTION OF DIRECTORS

     It is proposed to fix the number of directors at nine, of which three will be designated "Class A Directors" and six will be designated "Class B Directors". It is also proposed to elect three Class A directors (by holders of Class A common stock only) and six Class B directors (by holders of Class B common stock only) to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. Proxies will be voted for the nominees set forth below unless authorization to do so is withheld. All nominees except Mr. Doss are currently directors of the Company. Should any nominee become unavailable for any reason to accept nomination or election as a director, the persons named in the proxy will vote for the election of such other person or persons as management may recommend unless the stockholders vote to reduce the authorized number of directors. The terms of all directors will expire when their successors are duly elected at the annual meeting of stockholders scheduled to be held April 26, 2001. The following tables reflect information as of January 1, 2000.

                                          PRINCIPAL OCCUPATION         DIRECTOR
          NOMINEE            AGE         DURING PAST FIVE YEARS          SINCE           OTHER DIRECTORSHIPS(1)
---------------------------------------------------------------------------------------------------------------------
                                                  CLASS A DIRECTORS

Galal P. Doss                45    Chairman and Chief Executive Of-
                                   ficer, Family Nutrition, S.A.E.;
                                   Chairman, Family Cosmetics, S.A.E.
                                   (both Egyptian companies listed on
                                   the Egyptian Stock Exchange).
Terrence Murray              60    Chairman and Chief Executive Of-      1982      FleetBoston Financial Cor-
                                   ficer, FleetBoston Financial                    poration; Allmerica Financial
                                   Corporation (diversified financial              Corporation; CVS Corporation
                                   services corporation).(2)
James C. Tappan              64    President, Tappan Capital Partners    1994
                                   (equity investment firm).(3)

                               CLASS B DIRECTORS

Bradford R. Boss             66    Chairman of the Board and, to         1960
                                   April 1993, Chief Executive
                                   Officer; thereafter Chairman of
                                   the Board to November 14, 1999;
                                   thereafter Chairman
                                   Emeritus(4) (5)
Russell A. Boss              61    President and, to April 1993,         1962      Eastern Utilities Associates;
                                   Chief Operating Officer;                        Brown & Sharpe Manufacturing Co.
                                   thereafter President and Chief
                                   Executive
                                   Officer to November 14, 1999;
                                   thereafter Chairman of the
                                   Board(4) (5) (6)
David G. Whalen              42    President and Chief Executive Of-     1999
                                   ficer
John E. Buckley              59    Executive Vice President to April     1980
                                   1993; thereafter Executive Vice
                                   President and Chief Operating
                                   Officer.(4)
Bernard V.                   61    Partner, Edwards & Angell, LLP,       1986      Old Stone Corporation
  Buonanno, Jr.                    Providence, RI (attorneys-at-law);
                                   Partner, Riparian Partners, Ltd.,
                                   Providence, RI.(2) (6) (7)
H. Frederick Krimendahl II   71    Chairman, Petrus Partners Ltd.,       1972
                                   New York, N.Y.(2)(3)

--------------------------------------------------------------------------------

See footnotes on page 5.

     The Board of Directors has an Audit Committee, consisting of Messrs. Tappan, Torrance(8) and Krimendahl, and a Compensation Committee, consisting of Messrs. Murray, Buonanno and Krimendahl.

     The Audit Committee has responsibility for overseeing the establishment and maintenance of an effective financial control environment, for overseeing the procedures for evaluating the system of internal accounting control, and for evaluating audit performance. The Compensation Committee has responsibility for developing, overseeing and implementing the overall compensation policy for the Company including, subject to full Board approval, the implementation of an incentive compensation plan for the Company.

     During 1999 the Board of Directors held five meetings, the Audit Committee held three meetings and the Compensation Committee held three meetings. All directors attended at least seventy-five (75%) percent of all board and applicable committee meetings. Mr. Whalen became a director in November 1999 and therefore attended only the December 1999 Board of Directors meeting.

     The Board does not have a nominating committee.

     (1) Includes only companies with a class of securities registered pursuant to Section 12 or subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934 and any company registered as an investment company under the Investment Company Act of 1940.

     (2) Member of Compensation Committee.

     (3) Member of Audit Committee.

     (4) Member of Executive Committee.

     (5) Bradford R. Boss and Russell A. Boss are brothers.

     (6) Russell A. Boss and Bernard V. Buonanno, Jr. are cousins by marriage.

     (7) Edwards & Angell, LLP performed legal services for the Company in 1999 and is expected to perform legal services for the Company in 2000.

     (8) Mr. Torrance is not standing for re-election to the Board of Directors in 2000.

                             DIRECTOR COMPENSATION

     Members of the Company's Board of Directors were compensated for their services during 1999 at the rate of $15,000 per annum, plus $1,000 for each Board meeting attended. Starting in 2000, only non-employee directors will receive a retainer and meeting fees. During 1999, the Board of Directors held five meetings. In addition, members of the Audit and Compensation Committees received $500 ($750 in the case of the committee chairmen) for each committee meeting attended. Members of the Executive Committee receive no compensation for attending committee meetings.

     Directors also automatically receive non-qualified stock options pursuant to the Company's Omnibus Incentive Plan. The number of options granted annually is determined by dividing, in each case, the compensation paid to a director for his service to the Company as a director during the preceding calendar year (excluding committee fees) by the mean between the high and low trading prices for the Company's Class A common stock on the last trading day of such year. Options under the non-qualified plan are granted with exercise prices equal to the fair market value of the Class A common stock on the date of grant. In 1999, all Board members received such options to purchase 3,855 shares, with the exception of Mr. Van Dam, who received an option to purchase 2,843 shares. Mr. Van Dam left the Board in November 1999. Mr. Whalen joined the Board in 1999 and so was not eligible to receive options.

                           REPORT TO STOCKHOLDERS ON
                              COMPENSATION MATTERS

     The 1999 compensation of the Chairman, the President and Chief Executive Officer, and the Executive Vice President and Chief Operating Officer of the Company (the "three named officers") was established by the members of the Compensation Committee of the Board of Directors. None of the three directors comprising the Compensation Committee is an employee of the Company, although Mr. Buonanno is a cousin by marriage to Mr. R. Boss, who was President and Chief Executive Officer during most of 1999. See also "Compensation Committee Interlocks and Insider Participation" on page 8. The compensation of the remaining executive officers of the Company was reviewed and approved by the three named officers, with input from the Company's Manager of Compensation and Benefits.

     The elements of compensation for each executive officer consist of base pay, annual incentive bonus and long-term incentives. The compensation of the three named officers was based on three primary factors:

     -- The performance of the executive in meeting key strategic objectives, including increasing stockholder value.

     -- The external competitiveness of the Company's pay levels with those of other manufacturing companies with similar revenues and scope of operations.

     -- The internal pay equity that exists among individual executives and other Company employees.

     The Compensation Committee is privy to
external compensation data through the Company's participation in, and analysis of, periodic compensation surveys conducted by independent consulting firms and associations, including but not limited to Towers-Perrin and Hewitt Associates, which report on compensation paid to other executives at companies of similar size. There are approximately 350 companies in the various survey groups. This number is subject to occasional change from year to year. The Compensation Committee extrapolated the survey information using a combination of single and multiple regression analyses. Factors used in the regression analyses included, but were not limited to, corporate sales, company assets, stockholders' equity, return on equity, board membership, and years of service. In addition, the Compensation Committee utilized the survey data to gauge the Company's competitive position with other companies with respect to bonus and stock option grants.

     On November 15, 1999, Mr. David Whalen was appointed President and Chief Executive Officer, Mr. Bradford Boss was appointed Chairman Emeritus, and Mr. Russell Boss was appointed Chairman of the Company.

     Mr. Whalen's base pay compensation was determined utilizing the same methodology as was used to determine the compensation of the three named officers.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Board and the Compensation Committee currently intend to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements.

     The Board and the Compensation Committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, despite the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under
Section 162(m) does in fact do so.

     The following is a more specific discussion of each compensation component:

BASE SALARY:

     The Compensation Committee targets its base pay for the Chief Executive Officer at the 50th to 65th percentile of executive officers of manufacturing organizations of approximately the same size (less than $500 million in annual sales) and scope of operations as the Company. Based on survey data, the Compensation Committee believes the base pay for its executives has been within this range for the last several years.

     In considering 1999 base salary increases for the three named officers, the Compensation Committee reviewed Company performance for 1998, as well as pay of similar level officers in the survey groups referred to above.

     Based on this review, the Compensation Committee determined not to make any base salary increases to Russell Boss's and John Buckley's compensation. In addition, Bradford Boss's base salary was reduced to $175,000 for 1999 reflecting a change in his responsibilities.

     Mr. Whalen's base salary was set at $425,000 for 2000. Effective January 1, 2000 the Chairman's base salary was set at $35,000 and the Chairman Emeritus' at $25,000. The remaining three highest paid executive officers received a weighted average increase of 7.8%.

BONUS:

     Bonus payments to executives for 1999 performance were governed by the Executive Compensation Program approved by the Compensation Committee for 1999. All of the named officers in the Summary Compensation Table, except for Mr. Byrnes and Mr. Whalen, were participants in this plan. The annual incentive payments to eligible executives are designed to provide rewards based on meeting approved business plans. This is measured by whether or not the Company achieved a particular level of operating income or loss before taxes (OIBT).

     Under the program, the OIBT benchmarks for 1999 were similar to 1998. Based on those OIBT benchmarks, the five participating named officers failed to earn a bonus for 1999 performance. The Chief Financial Officer was awarded a discretionary bonus of $20,000 and the Vice President of Operations was awarded a discretionary bonus of $20,000.

     Mr. Byrnes left the Company in November 1999 and therefore received no bonus.

     Mr. Whalen received a bonus of $39,843 for 1999.

     The Company analyzes its total cash compensation (base salary plus bonuses) in relation to other similarly sized companies and targets the 75(th) percentile as a competitive norm assuming the maximum bonus percentage is earned. Applying the most recent survey data available to the Company (April 1999), the total cash compensation for the named officers as a group was below the 50th percentile compared to other companies included in the surveys.

LONG-TERM INCENTIVES:

     The Company has relied upon grants under the Omnibus Incentive Plan to provide key officers and managers with an ownership position in the Company to create a long-term incentive to increase stockholder value.

     In the interest of retaining key management talent and of providing appropriate incentives to increase stockholder value, the Compensation Committee recommended the following action to the Board of Directors:

     A restricted stock grant was made to certain members of the executive group in February 1999. The named officers who received restricted stock and the amount of restricted stock they received were as follows: Mr. Buckley, 20,000 shares, Mr. Ruggieri, 17,500 shares and Mr. Perreault, 17,500 shares. One third of each of the grants vests in February 2001, with the balance vesting in February 2002.

     In November 1999, Mr. Whalen received grants of 521,600 non-qualified stock options; for details see the Option Grants in Last Fiscal Year table on page 10.

     Five hundred thousand of the shares subject to options are exercisable in four equal annual installments, commencing November 15, 2000. The other options are exercisable in full six months after the grant date.

     The foregoing report is presented by the following:

        1999 COMPENSATION COMMITTEE

                             Bernard V. Buonanno, Jr.
                            H. Frederick Krimendahl II
                            Terrence Murray, Chairman

                             COMPENSATION COMMITTEE
                             INTERLOCKS AND INSIDER
                                 PARTICIPATION

     As indicated under "Report to Stockholders on Compensation Matters" above, the 1999 compensation of Messrs. Bradford R. Boss, Russell A. Boss and John E. Buckley, all of whom are members of the Board of Directors of the Company, was fixed by the Compensation Committee. The Compensation Committee is comprised of Terrence Murray, H. Frederick Krimendahl II, and Bernard V. Buonanno, Jr. The compensation of the remaining executive officers of the Company was reviewed and approved by the Messrs. Boss and Mr. Buckley.

     Bradford R. Boss was a member of the committee of the board of directors of FleetBoston Financial Corporation responsible for determining compensation during 1999. As of October 1, 1999, Mr. B. Boss no longer sat on the FleetBoston Financial Corporation board of directors or compensation committee. Terrence Murray, a director of the Company, is Chairman and Chief Executive Officer of FleetBoston Financial Corporation and is Chairman of the Company's Compensation Committee.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to each of the Company's Chief Executive Officers who served in 1999 and the five other most highly compensated executive officers during the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                             ANNUAL COMPENSATION                    COMPENSATION
                                   ----------------------------------------   ------------------------
                                                                 OTHER        RESTRICTED    SECURITIES
         NAME AND                                               ANNUAL          STOCK       UNDERLYING     ALL OTHER
    PRINCIPAL POSITION      YEAR   SALARY(1)       BONUS    COMPENSATION(2)     AWARDS       OPTIONS      COMPENSATION
    ------------------      ----   ---------       -----    ---------------   ----------    ----------    ------------
Russell A. Boss             1999   $445,000             0       $4,269                0         3,855(3)     $5,557(4)
  Chairman (President       1998    443,000             0        4,320                0        80,716(5)      5,473
  and Chief Executive       1997    433,000             0        4,320                0        21,740(6)      5,349
  Officer through
  November 14, 1999)

Bradford R. Boss            1999    195,000             0        4,269                0         3,855(3)      6,198(7)
Chairman Emeritus           1998    311,667             0        4,320                0        39,916(5)      6,049
  (Chairman of the          1997    305,000             0        4,320                0        21,740(6)      5,860
  Board through
  November 14, 1999)

David G. Whalen             1999     57,635(8)     39,843          547         $228,125(9)    521,600             0
  President and Chief       1998         --            --           --               --            --            --
  Executive Officer         1997         --            --           --               --            --            --

John E. Buckley             1999    400,000             0        4,269          113,750(9)      3,855(3)      4,800(10)
  Executive Vice
    President,              1998    398,167             0        4,320                0        72,416(5)      4,800
  Chief Operating Officer   1997    389,000             0        4,320                0        31,740(6)      4,750

Robert J. Byrnes, Jr.       1999    343,749             0        3,558                0             0         4,800(10)
  President and Chief       1998    261,458       $41,833        3,600                0        50,000         4,800
  Operating Officer, PCG    1997    116,506             0        1,697          106,250(11)         0             0

John T. Ruggieri            1999    176,250       $20,000        3,558           99,531(9)          0         4,800(10)
  Senior Vice President,    1998    172,500        18,000        3,600                0        25,000         4,800
  Chief Financial Officer   1997    145,207        21,750        3,600                0        40,265         4,656

Stephen A. Perreault        1999    166,031       $20,000        3,558           99,531(9)          0         4,800(10)
  Vice President            1998    159,679        12,000        3,600                0        18,000         4,800
  Operations                1997    148,625        14,800        3,600                0        18,499         4,750

--------------------------------------------------------------------------------

 (1) Messrs. R. Boss, B. Boss and Buckley's salaries include director fees of $20,000 for 1999, 1998 and 1997.

 (2) Amounts listed under Other Annual Compensation consist of tax reimbursement payments made to the named individuals relating to amounts paid to these individuals as car allowances.

 (3) Number of securities shown includes 3,855 shares underlying formula option received as a director of the Company pursuant to the Company's Omnibus Incentive Plan.

 (4) Mr. R. Boss's All Other Compensation for 1999 consists of 401(k) contributions ($4,800) and split dollar life insurance premiums ($757).

 (5) Number of securities shown includes 1,916 shares underlying formula option received as a director of the Company pursuant to the Company's Omnibus Incentive Plan.

 (6) Number of securities shown includes 1,740 shares underlying formula option received as a director of the Company pursuant to the Company's Non-Qualified Stock Option Plan.

 (7) Mr. B. Boss's All Other Compensation for 1999 consists of 401(k) contributions ($4,800) and split dollar life insurance premiums ($1,398).

 (8)  Mr. Whalen was hired on November 15, 1999.

 (9) Messrs. Buckley, Ruggieri and Perreault received restricted stock awards on February 3, 1999. Mr. Buckley received 20,000 shares at a market value of $113,750; Mr. Ruggieri and Mr. Perreault each received 17,500 shares at a market value of $99,531. The restrictions will lapse over three years, with restrictions lapsing as to one third of the shares two years from the date of grant, and the balance lapsing three years from the date of grant. Mr. Whalen received a restricted stock award on November 15, 1999 of 50,000 shares at a market value of $228,125. The restrictions lapse as to one half of the shares, two years from the date of grant, as to one quarter of the shares, three years from the date of grant, and as to the final quarter, four years from the date of grant.

(10) Messrs. Buckley, Byrnes, Perreault and Ruggieri's All Other Compensation for 1999 consists of 401(k) contributions.

(11) Mr. Byrnes' employment terminated on November 17, 1999. Upon Mr. Byrnes' termination, all rights under the restricted stock grant were canceled.

                                 STOCK OPTIONS

     The following tables set forth, as to each of the Chief Executive Officers who served in 1999 and the five other most highly compensated executive officers of the Company, information with respect to stock option grants in 1999, options exercised during 1999 and year-end values of unexercised options. No options were exercised by these officers in 1999. The Company does not currently grant any stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS
                          --------------------------------------------------------   POTENTIAL REALIZABLE VALUE
                            NUMBER      PERCENTAGE                                     AT ASSUMED ANNUAL RATES
                              OF         OF TOTAL                                          OF STOCK PRICE
                          SECURITIES     OPTIONS                                        APPRECIATION FOR THE
                          UNDERLYING    GRANTED TO                                           OPTION TERM
                           OPTIONS      EMPLOYEES     EXERCISE      EXPIRATION       ---------------------------
          NAME             GRANTED      IN 1999(1)     PRICE          DATE(2)             5%            10%
          ----            ----------    ----------    --------   -----------------   ------------   ------------
David G. Whalen             500,000       85.07%       $4.56     November 15, 2009    $1,434,666     $3,635,725
                              1,600        0.27%       $4.75     November 16, 2009    $    5,513     $   13,280
                              2,000        0.34%       $5.75     November 23, 2009    $    7,232     $   18,328
                              1,400        0.24%       $5.69     November 23, 2009    $    5,150     $   12,917
                             16,600        2.82%       $5.88     November 23, 2009    $   57,953     $  150,047
Bradford R. Boss              3,855(3)     0.66%       $4.34       October 1, 2009    $   10,531     $   26,687
Russell A. Boss               3,855(3)     0.66%       $4.34       October 1, 2009    $   10,531     $   26,687
John E. Buckley               3,855(3)     0.66%       $4.34       October 1, 2009    $   10,531     $   26,687
Robert J. Byrnes(4)
John T. Ruggieri(4)
Stephen A. Perreault(4)

---------------

(1) For purposes of this table, the total number of options granted to employees in 1999 was 587,783, including 33,683 options granted to the Company's directors under the formula provisions of the Company's Omnibus Incentive Plan.
(2) Subject to earlier termination in the event of termination of the grantee's office.
(3) These options were received as a director of the Company under the formula provisions of the Company's Omnibus Incentive Plan, further described herein under "Director Compensation."
(4) No options were granted to Messr. Byrnes, Ruggieri or Perreault during 1999.

                        OPTION VALUES AT FISCAL YEAR END

                              NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED
                                  UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS AT
                                      FISCAL YEAR END               FISCAL YEAR END(1)
                              -------------------------------   ---------------------------
            NAME               EXERCISABLE     UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
            ----               -----------     -------------    -----------   -------------
David G. Whalen                        0          521,600           $0            $  0
Bradford R. Boss                 153,281           16,522           $0            $241
Russell A. Boss                  180,481           30,122           $0            $241
John E. Buckley                  238,348           27,355           $0            $241
Robert J. Byrnes                  16,666               --           $0            $  0
John T. Ruggieri                  56,931            8,334           $0            $  0
Stephen A. Perreault              30,499            6,000           $0            $  0

---------------

(1) Based on the mean between the high and low trading prices of the Class A common stock on December 31, 1999 ($4.40625) minus the exercise price.

                               PERFORMANCE GRAPH

     The following graph compares the market performance of the Company's Class A common stock over the Company's last five fiscal years to the American Stock Exchange Market Value Index and to the Russell Group 2000 (as the Company's peer group index), over the Company's last five fiscal years. The graph assumes that the value of the investment in the Company's Class A common stock and each index was $100 at December 31, 1994 and that all dividends were reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                                                   A. T. CROSS COMPANY         RUSSELL 2000 INDEX           AMEX MARKET INDEX
                                                   -------------------         ------------------           -----------------
1994                                                     100.00                      100.00                      100.00
1995                                                     115.89                      128.44                      128.90
1996                                                      93.40                      149.77                      136.01
1997                                                      85.10                      183.23                      163.66
1998                                                      46.74                      178.09                      161.44
1999                                                      39.13                      212.98                      201.27

     The Company has chosen the Russell Group 2000 as a meaningful peer group against which to compare its performance. The Russell Group 2000 represents a broad based group of small capitalization stocks and is generally believed to be indicative of market performance for small capitalization companies.

                               PENSION PLAN TABLE

                                YEARS OF SERVICE
REMUNERATION      15        20         25         30         35
------------------------------------------------------------------
  $125,000     $ 30,000   $40,000   $ 50,000   $ 50,000   $ 50,000
   150,000       36,000    48,000     60,000     60,000     60,000
   175,000       42,000    56,000     70,000     70,000     70,000
   200,000       48,000    64,000     80,000     80,000     80,000
   225,000       54,000    72,000     90,000     90,000     90,000
   250,000       60,000    80,000    100,000    100,000    100,000
   300,000       72,000    96,000    120,000    120,000    120,000
   400,000       96,000   128,000    160,000    160,000    160,000
   450,000      108,000   144,000    180,000    180,000    180,000
   500,000      120,000   160,000    200,000    200,000    200,000

--------------------------------------------------------------------------------

     The Company maintains a non-contributory qualified retirement plan for the benefit of its employees, including the individuals named in the Summary Compensation Table. In addition, participants in the plan whose retirement benefits would exceed amounts permitted under the Internal Revenue Code participate in a non-qualified excess retirement plan which provides a supplemental unfunded benefit equal to the amount of any benefit that would have been payable under the qualified retirement plan but for certain limitations under the Internal Revenue Code. The benefits set forth in the Pension Plan Table above reflect the aggregate of the benefits under both the qualified and non-qualified plans. In each case, the indicated benefit will be reduced by the individual's social security credit. The qualified plan and the non-qualified plan are collectively referred to as the "Plan".

     Covered compensation under the Plan includes base salary, cash bonuses, overtime pay, and amounts contributed by the employee to the A.T. Cross Savings Plan maintained by the Company under Section 401(k) of the Internal Revenue Code. The Salary and Bonus columns of the Summary Compensation Table set forth above, less director fees, reflect all covered compensation of executive officers for 1999.

     As of January 1, 2000, each of the individuals named in the Summary Compensation Table was credited with sixteen years of service under the Plan with the exception of Stephen A. Perreault, who was credited with five years of service, and David G. Whalen who became a participant in the Plan effective January 1, 2000. At the time that Robert Byrnes' employment terminated he had no vested pension benefit.

     The amounts payable shown in the above Table are based on the following assumptions:

        (i) The individual shall have retired at the normal retirement age of 65,

        (ii) "Average pay" is the highest average of the covered compensation paid to such individual over five consecutive years preceding retirement, and

        (iii) Benefits are paid in the form of a straight-life annuity. Payment options for spousal benefits are available.

APPROVAL OF INDEPENDENT
PUBLIC ACCOUNTANTS

     At the annual meeting, holders of Class B common stock will appoint auditors to examine the financial statements of the Company and its subsidiaries for the year 2000. Deloitte & Touche LLP has been nominated by the Board of Directors as such auditors. One or more representatives of Deloitte & Touche LLP plan to attend the annual meeting and will be afforded the opportunity to make a statement and answer questions.

     At least twice a year the Audit Committee reviews and approves the services that may be provided by its auditors during the year, considers the effect that performing such services might have on audit independence, and approves guidelines under which management may engage the auditors to perform non-audit services. It also reviews the services performed to see that they are consistent with its guidelines.

APPROVAL OF OMNIBUS INCENTIVE PLAN AMENDMENT

     In April 1998, the stockholders approved the adoption of the Omnibus Incentive Plan (the "Omnibus Plan"). The Omnibus Plan provides a flexible structure through which the Compensation Committee of the Board of Directors may make long-term incentive awards, such as option grants and grants of restricted stock, from one pool of reserved shares to officers and key employees of the Company.

     The purpose of the Omnibus Plan is to attract, retain and motivate management personnel by providing them with long-term performance based equity interests in the Company. The Board of Directors has recommended that the number of shares available for the grant under the Omnibus Plan be increased by 1,100,000 shares, and the proposed amendment would accordingly increase the authorized shares by 1,100,000. Currently, there are no shares available for the grant of options or other awards under the Omnibus Plan.

     Grants of options have been made to the Company's new President and Chief Executive Officer as well as to other new executives to the Company, all or some of which grants may be subject to stockholder approval of the amendment to increase the number of shares reserved for grant in the Omnibus Plan. The proposed increase in the number of shares authorized for awards under the Plan is intended both to accommodate the conditional grants authorized by the Compensation Committee and to provide for a reasonable reservoir of authorized shares for future grants. If the amendment to the Omnibus Plan is approved, of the 1,100,000 shares to be authorized by the amendment it is expected that David
G. Whalen, President and Chief Executive Officer, will receive approximately 100,000 shares pursuant to an option grant (the 100,000 shares are part of the option grant of 500,000 shares made to Mr. Whalen in November 1999; see the Option Grants in Last Fiscal Year Table on page 10) and certain members of the executive group will receive 50,000 shares pursuant to option grant.

SUMMARY OF THE OMNIBUS INCENTIVE PLAN

     A summary of the terms and provisions of the Omnibus Plan is set forth below.

     The Omnibus Plan is administered by the Compensation Committee. So long as it acts consistently with the express provisions of the Omnibus Plan, the Compensation Committee has the authority to (a) determine the persons to whom awards shall be granted; (b) determine the size of and to grant awards; (c) determine the terms and conditions applicable to awards; (d) determine the terms and provisions of award agreements; (e) interpret the Omnibus Plan, and (f) prescribe, amend and rescind rules and regulations relating to the Omnibus Plan.

     The Board may suspend, terminate, modify or amend the Omnibus Plan at any time without shareholder approval except to the extent that shareholder approval is required by law, exchange requirements, the Company's Articles of Incorporation or by-laws. The Board may not, however, without the consent of the employee to whom an award was previously granted, adversely affect the rights of that employee under the award.

     The Omnibus Plan provides for grants to eligible employees of awards including but not limited to (a) options to purchase shares of common shares ("Options") consisting of (i) Incentive Stock Options at not less than the full market value on the date of grant (except in the case of a shareholder possessing more than 10% of the total combined voting power of all classes of Company stock, in which case the exercise price shall be not less than 110% of the fair market value on the date of grant); (ii) Non-qualified Stock Options at an exercise price determined by the Compensation Committee; (b) Stock Appreciation Rights (either tandem or freestanding) which are rights to receive an amount equal to the increase, between the date of grant and the date of exercise, in the fair market value of the number of shares of common shares subject to the Stock Appreciation Right; (c) shares of Restricted Stock which are common shares granted to an Employee but which have certain conditions attached to them which must be satisfied in order for the Employee to have unencumbered rights to the Restricted Stock; and (d) Performance Awards which are awards in common shares or cash and which may be awarded based on the extent to which the Employee achieves selected performance objectives over a specified period of time. All material terms of such awards shall be determined by the Compensation Committee. At the discretion of the Compensation Committee, in the event of a change in control, as defined in the Omnibus Plan, certain awards may vest immediately.

     Pursuant to the terms of the Omnibus Plan, at the discretion of the Compensation Committee, Awards may be granted to employees of the Company or its Affiliates, including directors of the Company, except that non-employee directors are only eligible to receive Non-Qualified Stock Options under an automatic formula award as set forth in the Omnibus Plan. The approximate number of persons eligible to receive awards under the Plan is 60. The fair market value of the shares to be reserved for grant pursuant to the proposed amendment was $5.375 as of March 3, 2000.

     Unless earlier terminated by the Board of Directors, the Omnibus Plan continues indefinitely, except that no Incentive Stock Option shall be granted more than 10 years after the effective date of the Omnibus Plan.

TAX CONSEQUENCES OF OPTION AWARDS

     No income is recognized by an optionee when an incentive stock option is granted or exercised. If the stock obtained upon exercise is sold more than one year after exercise and two years after grant, the difference between the option price and the amount realized on the sale is taxable to the optionee as long-term capital gain. The Company is not entitled to a deduction as a result of the grant or exercise of an incentive stock option or the sale of the stock acquired upon exercise if the stock is held by the optionee for the requisite periods.

     If, however, the stock acquired upon exercise of an incentive stock option is sold less than one year after exercise or less than two years after grant, the lesser of (i) the difference between the fair market value on the date of exercise and the option price or (ii) the difference between the amount realized on the sale and the option price is taxable to the optionee as ordinary income and the Company is entitled to a corresponding deduction. The excess of the amount realized on the sale over the fair market value on the date of exercise, if any, is taxable as long-term or short-term capital gain, depending on the length of time the stock is held.

     The excess of the fair market value of the stock over the option price on the date of exercise of an incentive stock option will increase the optionee's alternative minimum taxable income, which, in certain instances, may result in the optionee's being subject to the alternative minimum tax.

     There will be no federal income tax consequences to either the optionee or the Company on the grant of a non-qualified option. Upon the exercise of a non-qualified option, the optionee has taxable ordinary income equal to the excess of the fair market value of the shares of stock received on the exercise date (or the date on which any substantial risk of forfeiture lapses) over the option price of the shares. The Company will be entitled to a federal income tax deduction in an amount equal to such excess. Upon a subsequent sale or taxable exchange of shares acquired upon exercise of an option, an optionee will recognize long-term or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares.

     The Board of Directors unanimously recommends a vote "for" approval of the amendment to the Omnibus Incentive Plan to increase the number of shares reserved for option and other equity awards by 1,100,000 shares, and the enclosed proxy will be voted in favor of the amendment unless the proxy specifically indicates otherwise.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10 percent of the Company's Class A common stock ("Insiders"), to file with the Securities and Exchange Commission and the American Stock Exchange reports of ownership and changes in ownership of such stock. Insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to the Company, the Company believes that during 1999 its Insiders complied with all applicable Section 16(a) filing requirements except that Bradford R. Boss and Russell A. Boss inadvertently failed to file Forms 4 on a timely basis relating to stock sold by a trust for which they both serve as trustees.

OTHER MATTERS

     As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. However, if other business upon which holders of Class A common stock are entitled to vote shall properly come before the meeting, proxies in the enclosed form returned as instructed will be voted in accordance with the recommendation of the Board of Directors, or in the absence of such a recommendation, in accordance with the judgement of the proxy holder.

IMPORTANT

  NO MATTER HOW SMALL YOUR HOLDINGS,
YOU ARE RESPECTFULLY REQUESTED TO SIGN,
DATE, AND RETURN THE ENCLOSED PROXY IN
THE ENCLOSED, PREPAID ENVELOPE AT YOUR
EARLIEST CONVENIENCE.

                              Tina C. Benik
                              Vice President, Legal and
                              Corporate Secretary

Dated:  March 23, 2000

                                                                      4890-PS-00

                                  DETACH HERE

                                     PROXY

                               A.T. CROSS COMPANY

  THIS PROXY IS BEING SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS


     The undersigned holder of Class A common stock of A.T. Cross Company does hereby constitute and appoint Bradford R. Boss, Russell A. Boss, and Edwin G. Torrance, or any one of them as attorneys and proxies of the undersigned, with full power of substitution for, and in the name and stead of, the undersigned to appear and vote all shares of Class A common stock of A.T. Cross Company held of record in the name of the undersigned at the annual meeting of A.T. Cross Company to be held at the offices of the Company, One Albion Road, Lincoln, Rhode Island 02865 on Thursday, April 27, 2000 at 10:00 A.M. and at any and all adjournments thereof as designated.

-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

A.T. CROSS COMPANY
  C/O EQUISERVE, LIMITED PARTNERSHIP
  P.O. BOX 9398
  BOSTON, MA 02205-9398




                                  DETACH HERE

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

1. NUMBER OF DIRECTORS:                      2. ELECTION OF CLASS A DIRECTORS:            3. APPROVAL OF AMENDMENT TO OMNIBUS
   Fixing the number of Class A directors       NOMINEES: (01) Galal Doss, (02) Terrence     INCENTIVE PLAN:
   at three and Class B directors at six.                 Murray, (03) James C. Tappan

   FOR    AGAINST   ABSTAIN                                 FOR   WITHHELD                          FOR    AGAINST     ABSTAIN
   [ ]      [ ]       [ ]                                   [ ]     [ ]                             [ ]      [ ]         [ ]

                                             [ ] ________________                         4. OTHER BUSINESS:
                                                 For all nominees except as noted above.     In their discretion, the proxies are
                                                                                             authorized to vote upon such other
                                                                                             business as may properly come before
                                                                                             said meeting or any adjournment thereof
                                                                                             upon which Class A common stockholders
                                                                                             are entitled to vote.

                                                                   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

                                                                   Please date, sign and mail promptly in the enclosed envelope.
                                                                   This proxy will not be used if you attend the meeting in person and so request.

                                                                   Important: Please sign exactly as your name or names appear at left. When signing as attorney, executor, administrator, trustee, guardian, or in any other representative capacity, give
                                                                   full title as such. Corporate stockholders sign with full
                                                                   corporate name by a duly authorized officer. If a partnership, sign in partnership name by authorized person.

Signature: ______________ Date: _______ Signature: ______________ Date: _______